Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2006

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Director Compensation

On May 2, 2006 the Board reviewed the annual retainer and per meeting fees paid to non-employee directors for their 2005/2006 terms of service on the Board of Directors (the “Board”) of Chesapeake Utilities Corporation (the “Company”) and applicable committees. After consideration, the Board adopted the Compensation Committee’s recommendation to increase the annual cash retainer and per meeting fees paid to non-employee directors for their services. There was no increase in fees paid for service on a committee. The following is a summary of the compensation arrangements approved for non-employee directors.

The Chairman of the Board, a non-employee director, will be paid an annual cash retainer of $120,000 for his services in that capacity. Each of the Company’s non-employee directors, including the Chairman, will receive an annual cash retainer of $18,500 for their services as a director. Each non-employee director will also be paid $1,200 for each Board meeting and $1,000 for each committee meeting attended in person or by telephone. If however, a director attends more than one meeting on the same day, the director will be paid as follows: (a) Board and committee meeting on the same day - $1,200 for the Board meeting plus an additional $500 for each committee meeting; or (b) more than one committee meeting (without a Board meeting) - $1,000 for the first committee meeting and an additional $500 for each committee meeting attended on that same day.

Under the Company’s Directors Stock Compensation Plan (“DSCP”), each non-employee director will receive an annual award of 600 shares of common stock and an additional award of 150 shares of common stock for service as a committee chairman, subject to adjustment in future years consistent with the terms of the DSCP.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of New Directors

On May 2, 2006, the Company announced the election of Eugene H. Bayard and Thomas P. Hill, Jr., to the Company’s Board. Mr. Bayard was appointed to serve as a member of the Corporate Governance Committee. Mr. Hill was appointed to serve as a member of the Audit Committee. At the same meeting, Calvert A. Morgan, Jr., was re-elected as a director. All three individuals were elected as Class I directors with three-year terms.

Retirement of Directors

On May 2, 2006, Robert F. Rider and Rudolph M. Peins, Jr. retired from the Company’s Board of Directors in accordance with the Company’s retirement policy for directors. For the last six years, Mr. Rider also served as Chairman of the Corporate Governance Committee. Messrs. Rider and Peins provided twenty-nine and thirteen years of loyal and distinguished service, respectively, to the Company’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: May 3, 2006